UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 29, 2026
Date of Report (Date of earliest event reported)
AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8080 Norton Parkway
Mentor, Ohio	44060
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 534-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value	AVY	New York Stock Exchange
3.750% Senior Notes due 2034	AVY34	Nasdaq Stock Market
4.000% Senior Notes due 2035	AVY35	Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) (c) On May 29, 2026, Ryan D. Yost, President, Materials Group, of Avery Dennison Corporation, a Delaware corporation (the "Company"), notified the Company of his decision to resign to accept another opportunity. Mr. Yost continued serving in that capacity through May 31, 2026 and will leave the Company on June 12, 2026.
On May 31, 2026, the Company’s Board of Directors (the “Board”) elected Danny G. Allouche as the Company’s President, Materials Group, effective June 1, 2026. Mr. Allouche ceased serving as the Company’s Senior Vice President and Chief Strategy and Corporate Development Officer (“CSDO”) on May 31, 2026. Mr. Allouche, age 52, had served as the Company’s Senior Vice President and CSDO since August 2022; from November 2024 through March 2025, he also served as Interim Chief Financial Officer. Prior to that, Mr. Allouche served as Vice President and CSDO from April 2021 to July 2022; Vice President, Corporate Development, from May 2016 to March 2021; and Vice President, Treasury and Corporate Development, from August 2015 to May 2016. Mr. Allouche held several other roles in positions of increasing responsibility since joining the Company in August 2010.
In connection with this election, the Board’s Talent and Compensation Committee (the “Committee”) made the following compensation decisions for Mr. Allouche in his new role: (i) no change to his current annual base salary of ILS 1,989,960 (approximately $667,123 using the average monthly exchange rate for May 2026); (ii) no change to his target Annual Incentive Plan opportunity of 60% of base salary; and (iii) an increase in his target annual long-term incentive (LTI) opportunity from 180% to 200% of base salary. To effectuate the increase in his annual LTI award for 2026, the Committee approved a supplemental 2026 LTI award equal to 20% of base salary to be granted on September 1, 2026, 60% in performance units and 40% in restricted stock units with the same performance objectives and/or vesting criteria as the annual LTI award granted on March 1, 2026; the Committee also approved a special LTI award to Mr. Allouche of restricted stock units with a target grant date fair value of $500,000 to be granted on September 1, 2026 that will cliff-vest on June 1, 2029. These awards are subject to his continued employment through the applicable vesting dates. Mr. Allouche will continue to be eligible to participate in the Company’s executive severance plan and key executive change of control severance plan, in each case as described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 12, 2026.
A copy of the press release announcing Mr. Allouche’s new role is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Title

99.1	Press Release dated June 4, 2026 naming Danny Allouche as President, Materials Group

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release dated June 4, 2026 naming Danny Allouche as President, Materials Group

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: June 4, 2026	By:	/s/ Deon M. Stander
		Name: Title:	Deon M. Stander President and Chief Executive Officer